UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

June 2, 2005

(Date of earliest event reported)

SPECTRUM BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

(770) 829-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS.

Following the completion of its acquisition (the “Acquisition”) of all of the outstanding equity interests of Tetra Holding GmbH (“Tetra”), Rayovac Corporation (now Spectrum Brands, Inc.) (the “Company”) filed certain information relating to the Acquisition, which information can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2005. In addition, the Company will file certain financial statements and pro forma information relating to Tetra by amendment to the May 5, 2005 8-K not later than 71 calendar days after the date that such 8-K was required to be filed.

Pursuant to the Company’s credit agreement and the indentures relating to the Company’s 8 1/2% Senior Subordinated Notes due 2013 and its 7 3/8% Senior Subordinated Notes due 2015, domestic subsidiaries acquired by the Company must guarantee the Company’s indebtedness under such agreement and indentures. Tetra Holding (US), Inc. and Willinger Bros., Inc., which are the only U.S. domestic subsidiaries of Tetra, and which were acquired by the Company in connection with the Acquisition, are among the guarantors of the Company’s indebtedness under its credit agreement and indentures. Attached hereto as Exhibit 99.1, and incorporated herein by reference, are consolidated financial statements of Tetra Holding (US), Inc. and its subsidiary, Willinger Bros., Inc. as of and for the year ended December 31, 2004. The attached financial statements do not include information with respect to Tetra other than as relates to Tetra’s U.S. domestic subsidiaries.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit
23.1	Consent of KPMG LLP.

99.1	Audited consolidated financial statements of Tetra Holding (US), Inc. and subsidiary as of and for the year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2005	SPECTRUM BRANDS, INC.

	By:	/s/ Randall J. Steward
	Name:	Randall J. Steward
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
23.1	Consent of KPMG LLP.

99.1	Audited consolidated financial statements of Tetra Holding (US), Inc. and subsidiary as of and for the year ended December 31, 2004.